SERVICING CERTIFICATE
                    PROVIDIAN HOME EQUITY LOAN TRUST 1999-1
                               CUSIP # 74407XAA9


     Under sections 4.01 and 5.03 of the Pooling and Servicing Agreement dated as of April 1, 1999 by and between Providian National Bank, as Transferor and Servicer, Merrill Lynch Mortgage Investors, Inc., as Depositor, and Bankers Trust Company, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), Providian National Bank, as the Servicer, is required to prepare certain information each month regarding current receipts and distributions on the Providian Home Loan Asset-Backed Certificates, Series 1999-PNB1 (the "Certificates") and the performance of the Providian Home Equity Loan Trust 1999-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on November 26, 1999 (the "Distribution Date") and the performance of the Trust during the month of October 1999 (the "Collection Period") is set forth under "D" below.


A. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement referred to above. References herein to certain subsections are references to the respective subsections of the Pooling and Servicing Agreement.

B.   The Servicer is the Servicer under the Pooling and Servicing Agreement.

C.   The undersigned is a Servicing Officer.

D.   1.   Collections received during the Collection Period for:

          (a) Interest                                              5,718,065.54
          (b) Principal                                            16,775,312.40
                                                                   -------------
          Total Collections                                        22,493,377.94

     2.   Insurance Proceeds received during the Collection Period          0.00

     3.   Net Liquidation Proceeds received during the Collection Period    0.00

     4.   Transfer Deposit Amount paid by the Transferor
          pursuant to Section 2.02, 2.04, or 3.01                           0.00

     5.   Floating Allocation Percentage                                  88.49%

     6.   Fixed Allocation Percentage                                     98.00%

     7.   Certificate Interest Collections (other than any
          investment earnings) for such Distribution Date           5,060,138.27

          Investment earnings on the Collection Account               123,198.59
                                                                    ------------
          Total Certificate Interest Collections                    5,183,336.86

     8.   Transferor Interest Collections                             657,927.27

          Transferor Principal Collections                          3,835,577.27

     9.   Accelerated Principal Distribution Amount                 2,065,708.98

     10.  Scheduled Principal Collections Payment                  13,345,237.87

     11.  Liquidation Loss Amounts                                    458,226.85

          Investor Loss Amount                                        405,502.74

     12.  Cumulative amount of Liquidation Loss Amounts for
          such Distribution Date and all prior Distribution Dates   1,984,720.29

          Cumulative amount of Investor Loss Amounts for such
          Distribution Date and all prior Distribution Dates        1,700,273.40

          Aggregate Investor Loss Amount                                    0.00

     13.  Total amount distributed to Certificateholders           17,800,448.83

     14.  Amount of interest included in such distribution          2,389,501.98

          The related Certificate Rate or, if applicable,
          the Alternate Certificate Rate                               5.698750%

     15.  Amount, if any, of overdue interest included
          in such distribution                                              0.00

     16.  Remaining overdue interest on the Certificates after
          giving effect to such distribution                                0.00

     17.  Amount, if any, of Unpaid Investor Loss Amount
          included in such distribution                                     0.00

     18.  Amount, if any, of Unpaid Investor Loss Amount
          after giving effect to such distribution                          0.00

     19.  Invested Amount,                                        469,780,709.67

          Certificate Principal Balance                           456,304,732.84

          Pool Factor, each after giving effect to such
          distribution                                                0.91260947

     20.  Required Enhancement Amount                              36,504,378.63

     21.  Transferor Subordinated Amount after giving effect
          to such distribution                                     10,000,000.00

     22.  Required Overcollateralization Amount                    26,504,378.63

     23.  Amount, if any, by which the Invested Amount exceeds
          the Certificate Principal Balance (before giving
          effect to such distribution)                             11,410,267.85

     24.  Amount, if any, by which the Invested Amount
          exceeds the Certificate Principal Balance (after
          giving effect to such distribution)                      13,475,976.83

     25.  Pool Balance as of the end of the preceding
          Collection Period                                       532,544,794.02

     26.  Transferor's Interest Balance (based on
          the Pool Balance as of the end of the preceding
          Collection Period) after giving effect to
          such distribution                                        62,764,084.35

     27.  Aggregate amount of Additional Balances created
          during the preceding Collection Period                    3,835,577.27

     28.  During the Revolving Period, the amount of
          Principal Collections and principal payment
          to be retained by the Transferor in respect of
          such Distribution Date                                             N/A

     29.  Whether a Rapid Amortization Event has occurred
          since the prior Determination Date, specifying
          each such Rapid Amortization Event if one has
          occurred                                                          None

     30.  Whether a Servicer Default has occurred since the
          prior Determination Date, specifying each such
          Servicer Default if one has occurred                              None

     31.  Guaranteed Distributions                                          0.00

          Preference Amount                                                 0.00

     32.  Reimbursement Amount                                              0.00

     33.  Amount to be distributed to or at the direction
          of the owner of the Transferor's Interest pursuant
          to Section 6.01(a)(viii)                                          0.00

     34.  Servicing Fee                                               261,693.22

     35. Number of accounts and aggregate outstanding balances of Home Equity Loans, delinquent the following number of days, as of the end of the related Collection Period:

                           Number of Accounts      Aggregate Outstanding Balance

          30-59 days              238                                  8,324,003

          60-89 days               72                                  2,345,139

          90+ days                106                                  3,548,524

     36.  Aggregate book value, as of the end of the related
          Collection Period, of any Mortgaged Property that
          was acquired by the Trust through foreclosure or deed
          in lieu of foreclosure during the preceding Collection
          Period                                                       84,701.02

     37.  Aggregate Principal Balance of Subsequent Home Equity
          Loans purchased during the related Collection Period              0.00

     38.  Number of accounts and aggregate Principal Balance
          of Home Equity Loans removed from the Trust and
          transferred to the Transferor on the related
          Removal Date                                                      0.00

          Cumulative number and aggregate Principal Balance
          of all Home Equity Loans that have been retransferred
          on such Removal Date and all prior Removal Dates.                 0.00

     39.  Draw Amount                                                       0.00

     40.  Amount distributed to Certificateholders                 17,800,448.83

          (per $1,000 Original Principal Amount)                           35.60

     41.  Amount of interest included in such distribution          2,389,501.98

          The related Certificate Rate or, if applicable,
          the Alternate Certificate Rate                               5.698750%

          (per $1,000 Original Principal Amount)                            4.78

     42.  Amount, if any, of overdue interest included
          in such distribution                                              0.00

          (per $1,000 Original Principal Amount)                            0.00

     43.  Remaining overdue interest on the Certificates
          after giving effect to such distribution                          0.00

          (per $1,000 Original Principal Amount)                            0.00

     44.  Amount, if any, of principal included in such
          distribution                                             15,410,946.85

          (per $1,000 Original Principal Amount)                           30.82

     45.  Amount, if any, of Unpaid Investor Loss Amount
          included in such distribution                                     0.00

          (per $1,000 Original Principal Amount)                            0.00

     46.  Amount, if any, of Unpaid Investor Loss Amount
          after giving effect to such distribution                          0.00

          (per $1,000 Original Principal Amount)                            0.00

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 22nd day of November 1999.


                                            PROVIDIAN NATIONAL BANK
                                            as Servicer



                                            By: /s/ Gwinneth Berexa
                                                ------------------
                                                Gwinneth Berexa
                                                Vice President, Securitization